Exhibit 1.01
Juniper Networks, Inc.
Conflict Minerals Report for the Year Ended December 31, 2020
This Conflict Minerals Report (this “Report”) for Juniper Networks, Inc. (the “Company”, “Juniper”, “our” or “we”) covers the reporting period from January 1, 2020 to December 31, 2020 and is presented in accordance with Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Rule”). The Rule imposes certain reporting obligations on U.S. Securities and Exchange Commission (“SEC”) registrants whose manufactured products contain “conflict minerals” that are necessary to the functionality or production of their products. The term “conflict minerals” is defined in the Rule as (A) cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, which are currently limited to tin, tantalum and tungsten (collectively, “3TG”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or any adjoining country that shares an internationally recognized border with the DRC (collectively, the “Covered Countries”). The adjoining countries are the Republic of the Congo, the Central African Republic, South Sudan, Rwanda, Uganda, Zambia, Burundi, Tanzania, and Angola.
Throughout this Report, whenever a reference is made to any document, third-party material, or website (including Juniper’s website), such reference is for general information only and does not incorporate information from such document, material, or website into this Report, unless expressly incorporated by reference herein.
Overview
Company Overview
Juniper designs, develops, and sells products and services for high-performance networks to enable customers to build scalable, reliable, secure and cost-effective networks for their businesses, while achieving agility and improved operating efficiency through automation.
Product and Supply Chain Overview
The Company sells high-performance network products and service offerings across routing, switching, Wi-Fi, network security, and software-defined networking technologies. Our supply chain and operations team manage relationships with our global supply chain, which includes our contract manufacturers, original design manufacturers, certain components suppliers, warehousing and logistics. Our contract manufacturers and original design manufacturers are responsible for all phases of manufacturing, from prototypes to full production, and assist with activities such as material procurement. Given our downstream position in the supply chain, we do not have any direct relationships with the smelters or refiners in our supply chain, and we therefore rely on our first-tier suppliers to provide information about the sources of 3TG used in our products.
Industry Alignment Overview
Since 2011, Juniper has supported the development of industry tools and programs that provide a common means to report or collect due diligence information on the source and chain of custody of 3TG through our membership in the Responsible Minerals Initiative (the “RMI”). The RMI is a recognized industry coalition focused on addressing and advancing the responsible sourcing of 3TG in the supply chain. Through the RMI and its workgroups, including the Due Diligence Practices Team, Sensing and Prioritization Team, and Smelter Engagement Team, Juniper has been engaged and continues to work with industry peers in an effort to ensure that our reasonable country of origin inquiry (“RCOI”) and due diligence processes are aligned with industry approaches. The primary objective of this alignment is to help ensure that the 3TG in our products is sourced responsibly.
Through our participation in the RMI, we seek to maximize the efficiency and effectiveness of our efforts to identify 3TG smelters and refiners in our supply chain and to encourage their participation in the RMI’s Responsible Minerals Assurance Process (the “RMAP”). The RMAP is a voluntary initiative in which an independent third-party validates smelter and refiner due diligence management systems, in line with the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including supplements thereto (the “Guidance”). As it is a standardized protocol, we, along with other participants in the electronics industry, rely on the RMAP or equivalent industry-wide programs for audits of 3TG smelters and refiners.
Additionally, through the RMI and its workgroups, Juniper monitors the social, health and safety, and human rights impacts of the industry’s efforts to promote responsible sourcing in the Covered Countries and uses that information to inform our compliance program. In order to avoid negative impact on the livelihoods of those in the mining communities in the Covered Countries, we do not embargo the sourcing of 3TG from the Covered Countries and encourage our suppliers to continue to responsibly source 3TG from the Covered Countries.
Products Covered by this Report
The Company determined that 3TG was necessary to the functionality or production of products that we manufactured or contracted to be manufactured during the 2020 calendar year. We determined that only our routing, switching, Wi-Fi, network security, and software-defined networking hardware products that are being manufactured were within the scope of the Rule, based on the criteria that they contain components that may contain 3TG that is necessary to the functionality or production of the products.
For further information concerning our products, see the subheading “Products, Services and Technology” in “Item 1. Business” of our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 12, 2021.
Reasonable Country of Origin Inquiry
RCOI Overview and Process
Juniper was required to undertake a RCOI with respect to the necessary 3TG in its in-scope products that is reasonably designed to determine whether any of the necessary 3TG originated in any of the Covered Countries and whether they were not from recycled or scrap resources. Based on our RCOI design, we surveyed suppliers that provide physical components that become part of our end products or provide manufacturing services for our end products (collectively, “direct suppliers”), including those direct suppliers that are internally categorized as preferred or strategic. Preferred and strategic direct material suppliers are those that provide what are identified as the most critical technologies and can have a broad impact across Juniper. For the reporting period covered by this Report, the direct suppliers surveyed (the “Surveyed Suppliers”) represented an aggregate of approximately 99% of our total direct materials expenditures in 2020.
To determine whether necessary 3TG in our products originated in the Covered Countries, we retained a third-party service provider (“Service Provider”) to assist us in surveying our Surveyed Suppliers and provide an analysis of the resulting data. We utilized the then-latest revision of the RMI’s Conflict Minerals Reporting Template (“CMRT”) to conduct a survey of all Surveyed Suppliers through the Service Provider's platform. Some of our other compliance activities described in this Report were performed on our behalf by the Service Provider.
We requested that all Surveyed Suppliers complete a CMRT, and we provided training and educational materials to assist such suppliers on best practices and the completion of the CMRT. The training program was intended to help ensure the quality and completeness of the CMRTs received from the Surveyed Suppliers. The Service Provider monitored and tracked all communications via its data management platform. Both Juniper and the Service Provider contacted Surveyed Suppliers that were initially unresponsive in completing a CMRT.
Automated data validation was performed on all submitted CMRTs. This helped to identify contradictory answers in CMRTs, informed our follow-up with Surveyed Suppliers, and we believe ultimately increased the accuracy of submissions. Data validation was based on completion of questions in the CMRT and on an analysis of internal consistency among responses in the CMRT. Following the data validation process, CMRTs were accepted and classified as valid or invalid. Surveyed Suppliers that submitted an invalid CMRT, meaning that the CMRT contained contradictory or incomplete information, were contacted and requested to resubmit a valid and complete form. Unresolved contradictory or incomplete information impacts the accuracy and completeness of Juniper’s smelter and refiner list.
Based on data collected from April 12, 2021 through May 17, 2021, approximately 71% of the Surveyed Suppliers submitted a CMRT.
RCOI Results
Our RCOI identified 333 known smelters and refiners that appear on the lists maintained by the RMI that may have been in our 2020 supply chain. Based on Juniper’s RCOI, we concluded that 112 of these smelters and refiners sourced 3TG entirely from outside of the Covered Countries, including from recycled or scrap sources. We determined that 25 of the identified smelters and refiners sourced 3TG in whole or in part from within the Covered Countries, but all 25 of these smelters and refiners were designated as “Conformant” by the RMAP (as defined on Appendix A). Juniper’s conclusions concerning the origin of 3TG are based on information provided by the RMI to its members.

For the 2020 reporting period, Juniper was unable to determine the origin of at least a portion of the necessary 3TG in its in-scope products. None of the necessary 3TG contained in its in-scope products were determined to directly or indirectly finance or benefit armed groups in a Covered Country, and Juniper has never identified an instance of 3TG in its in-scope products financing or benefitting armed groups in a Covered Country. However, Juniper did not conclude that any of its in-scope products were “DRC conflict-free.”
Based on the results of our RCOI, we conducted due diligence for 2020. These due diligence efforts are discussed below.
Due Diligence
Design of Due Diligence Program
We designed our due diligence measures to conform, in all material respects, to the framework in the Guidance. The Guidance identifies five steps for due diligence that should be implemented and provides guidance as to how to achieve each step. We developed our due diligence process to address each of these five steps.
The following describes activities undertaken by Juniper with respect to each of the due diligence-related steps in conformance with the Guidance.
Step 1: Establish Strong Company Management Systems
We have established management systems that conform to Step 1 of the Guidance and that include the following elements:
Conflict Minerals Policy: Juniper has published and communicated to our suppliers a company policy stating our commitment to responsible sourcing of 3TG and our ongoing effort with suppliers to achieve a conflict-free supply chain. This policy can be viewed on our website at https://www.juniper.net/us/en/company/citizenship-sustainability/supply-chain. The policy is periodically reviewed by our internal conflict minerals operations team and has been approved by Juniper’s conflict minerals executive champions, who are currently the Corporate Vice President of Supply Chain Operations and the Senior Vice President, General Counsel. It is also integrated into our Juniper Business Partner Code of Conduct (https://www.juniper.net/assets/us/en/local/pdf/additional-resources/business-partner-code-of-conduct.pdf), which requires suppliers to exercise due diligence on the source of 3TG and make this information available to Juniper upon request.
Governance structure: Juniper has established a conflict minerals governance structure that includes senior management responsibility for the program. In addition, a conflict minerals operations team comprised of individuals from Supply Chain Operations, Engineering, Sales and Legal supports the program during different stages. The conflict minerals operations team meets when there are significant changes to the development, implementation, or maintenance of Juniper’s conflict minerals program. The executive champions establish the goals of the conflict minerals operations team, receive regular updates on the status of the program through the Corporate Social Responsibility Executive Committee meeting, and approve any significant changes to the program.
Juniper uses the Service Provider to assist us with collecting and evaluating supply chain information regarding 3TG and identifying potential risks, and in the development and implementation of additional due diligence steps with suppliers in regard to conflict minerals.
Juniper also is engaged in multi-stakeholder initiatives to address responsible sourcing of 3TG. Through its membership in the RMI, Juniper utilizes the RMI for public policy engagement relating to the responsible sourcing of 3TG and to advance initiatives to reduce the use of raw materials that may support conflict.
Control systems and transparency: Juniper expects our suppliers to exercise due diligence on the source and chain of custody of any 3TG used in the production of the in-scope products, materials, or components sold to Juniper. These expectations are communicated to our suppliers through the supplier onboarding process and business reviews. Juniper seeks to strengthen our relationship with our suppliers by providing training and through our Business Partner Code of Conduct. If suppliers do not abide by Juniper’s policies or meet Juniper’s performance expectations, we may escalate the matter in the supplier business review process and take the non-compliance into account in supplier performance scorecards. Supplier non-compliance and poor performance on scorecards may result in a determination to suspend the supplier, disengage from the supplier, or take other corrective actions with respect to the supplier.

We have taken steps to strengthen our due diligence efforts over time. For example, in 2018 and 2019, Juniper implemented program improvements to mitigate risk, including (1) implementation of corporate social responsibility criteria in the direct supplier onboarding process to identify potential labor, environmental, health and safety, and ethics risks, including those associated with responsible minerals sourcing and (2) strengthening the supplier scorecard by adding three new metrics to assess a supplier’s compliance with Juniper’s conflict minerals requirements across all manufacturing partners and commodities that may contain 3TG. These enhancements were implemented to provide more transparency in our expectations and evaluations, promote more granular responsible sourcing discussions with our suppliers, and drive initiatives that will support Juniper's goal of responsible minerals sourcing and a conflict-free supply chain, including suppliers conducting due diligence in accordance with the Guidance and sourcing from Conformant smelters.

Further, in 2020, Juniper implemented initiatives to support the improvements that were discussed in our Conflict Minerals Report for calendar year 2019. These improvements include conflict minerals refresher training for the global commodity management team, which enables the team to comprehend the requirements of the Rule and the importance of responsible minerals sourcing, and to better articulate Juniper’s expectations in their engagements with suppliers.
Supplier engagement: We engage with suppliers to request that they complete a valid CMRT for the in-scope products that they supply to us. Juniper has adopted engagement procedures that include steps of supplier engagement and escalation such as in-person meetings, business reviews, outreach conducted by commodity managers, sharing of best practices and training resources, and identification of corrective actions. When entering into or renewing supplier master purchase agreements, we include our Business Partner Code of Conduct. We provide all in-scope suppliers access to conflict minerals education and training resources through the Service Provider's Learning Management System. Additional training is provided to certain suppliers who report smelters or refiners of potential concern.
If we determine that a supplier has not complied with Juniper’s conflict minerals policy, has not met Juniper’s performance expectations or has sourced minerals that finance or benefit armed groups, the matter is escalated to Juniper’s Corporate Vice President of Supply Chain Operations to determine whether Juniper should suspend the supplier, disengage from the supplier, or take other corrective actions with respect to the supplier.
Grievance mechanisms: Employees, business partners, suppliers, and customers are encouraged to immediately alert Juniper to any events of a questionable, fraudulent, or illegal nature that are, or may be, in violation of Juniper’s Worldwide Code of Business Conduct or Juniper’s Business Partner Code of Conduct, including any events relating to the source of 3TG in products supplied by our suppliers. Information may be submitted through email to integrity@juniper.net, by phone to the toll-free Juniper Integrity Hotline at +1-855-410-5445, online at integrity@juniper.net, or directly to Juniper’s Chief Compliance Officer. Information can be submitted anonymously and will be kept confidential to the fullest extent practicable and allowed by law.
Records maintenance: Juniper has implemented an electronic document retention policy to retain certain 3TG-related documents for a period of five years, including supplier responses to CMRTs.
Step 2: Identify and Assess Risk in the Supply Chain
We identify and assess risk in our supply chain in conformance with Step 2 of the Guidance. Our compliance steps include surveying our supply chain using the CMRT, aggregating and analyzing the responses, and following up with suppliers for clarification or with requests for further information when their responses trigger specified quality control flags.
The primary risk we identified with respect to the 2020 reporting period related to the nature of the responses received. Approximately 29% of the Surveyed Suppliers did not submit a CMRT and approximately 65% of the responses received provided data at a company level or did not specify the smelters or refiners that processed the 3TG in the products, materials or components supplied to Juniper. Additionally, approximately 25% of the Surveyed Suppliers indicated that they received information regarding their supply chains from less than 100% of their suppliers and, therefore, they may not have provided a comprehensive list of all smelters and refiners in their supply chains.
As part of our due diligence, we compared the smelters and refiners listed in the CMRTs received to the lists of smelters and refiners maintained by the RMI. See Appendix A below for a list of the known smelters and refiners listed in the CMRTs provided by our suppliers, along with the compliance status of such smelters and refiners.
Each smelter or refiner is assigned a risk of high, medium, or low based on the following five factors: (1) its geographic proximity to the Covered Countries; (2) known mineral source country of origin; (3) its RMAP audit status; (4) credible evidence of unethical or conflict sourcing; and (5) peer assessments conducted by third-party sources believed to be credible by the Service Provider. In addition to the risk mitigation steps described below, we request that suppliers that identify smelters or refiners that are categorized as high risk submit a product-level CMRT, and such suppliers are directed to educational resources on the Service Provider’s website. If the supplier is not able to provide a product-level CMRT or confirm that the high-risk smelter or refiner is not in Juniper’s supply chain, Juniper requests that the supplier provide a corrective action plan.
Additionally, suppliers’ CMRT responses are used to evaluate their program strength. We use the following criteria to evaluate the strength of a program: (1) whether the supplier has a conflict minerals sourcing policy; (2) whether the supplier has implemented 3TG due diligence measures; (3) whether the supplier reviews due diligence information received from its own suppliers against the expectations set forth in its policy; and (4) whether the supplier has a corrective action process. Suppliers that meet or exceed these criteria (answer “Yes” to all four criteria) are deemed to have a “strong” program; otherwise their program is deemed to be “weak.” For 2020, approximately 9% of the Surveyed Suppliers that completed a CMRT were identified as having a “weak” program. In addition to the risk mitigation steps discussed below, if a supplier’s program is deemed to be weak, the supplier is provided with additional guidance and education through the Service Provider’s learning tools.
Identifying and assessing risks related to (1) information relevance, accuracy and comprehensiveness, (2) geographic proximity and (3) program strength is intended to help us address Step 2 of the Guidance.
Step 3: Design and Implement a Strategy to Respond to Identified Risks
The results of our due diligence are shared with the executive champions (currently our Corporate Vice President of Supply Chain Operations and Senior Vice President, General Counsel) through our Corporate Social Responsibility Executive Committee meetings, as well as with the Audit Committee of our Board of Directors, which, among other responsibilities, is charged with oversight of risk management and financial reporting and compliance.
We address any risks identified through the process described in Step 2 on a case-by-case basis. Regarding suppliers who do not respond to the Service Provider’s outreach, Juniper’s conflict minerals and supply chain operations teams contact these suppliers directly and request that such suppliers submit a CMRT. Other actions considered in our corrective action framework include, depending upon the particular circumstances, requesting a product-level CMRT and that the supplier take corrective action to ensure that any high-risk smelters or refiners are not in Juniper’s supply chain. We may also provide a supplier with additional guidance and education regarding the Rule, the Guidance, and/or our compliance expectations.
Through our participation in the RMI, we also address smelter- and refiner-related risks and seek to exercise leverage over smelters and refiners to become Conformant. We provide the RMI with Juniper’s lists of smelters and refiners that are not Conformant or Active and those entities disclosed by suppliers that are not listed as known smelters or refiners by the RMI in order to assist the RMI with prioritizing (1) outreach to those known smelters and refiners that are not participating in the RMAP and (2) research regarding those commonly reported entities that are not identified as a smelter or a refiner.
Step 4: Carry Out Independent Third-Party Audits of Supply Chain Due Diligence at Identified Points in the Supply Chain
Given that we are a downstream supplier, many steps removed from the mining or processing of 3TG, and that we do not purchase raw ore or refined 3TG, Juniper relies on independent third-party audits of smelters and refiners. Juniper supports such independent third-party audits, including those conducted by the RMAP, through our financial support for the RMI.
Juniper also actively supports the goal of increasing smelter and refiner participation in the RMAP through our participation in the RMI pursuant to which we provide the RMI with Juniper’s lists of smelters and refiners that are not Conformant or Active. This assists the RMI with prioritizing outreach to known smelters and refiners to encourage them to participate in the RMAP.
Step 5: Report on Supply Chain Due Diligence
This Report and the associated Form SD are filed annually with the SEC and are made publicly available on our website at https://www.juniper.net/us/en/company/citizenship-sustainability/supply-chain/#tab=dtabs-4.
Future Steps to Mitigate Risk
For 2021, we anticipate continuing to focus on collaborating with industry participants through our membership in the RMI to improve the systems of transparency and control in 3TG supply chains.
In addition, as part of our ongoing compliance and sustainability efforts, we intend to continue the implementation of the following efforts identified in last year’s Conflict Minerals Report:

•Request that suppliers complete CMRTs on a product-specific basis, to enable us to determine which smelters and refiners actually process 3TG contained in our products.
•Encourage our suppliers that have not already done so to implement due diligence procedures through targeted outreach that provides guidance and resources to improve program strength and increase rate of response (to achieve 100%) from their own suppliers.
•Encourage our suppliers to source only from Conformant smelters and refiners by (1) awarding higher supplier Compliance, Risk and Sustainability scores to those who only utilize Conformant smelters and refiners and (2) continuing to request facilities that are not listed as Conformant by the RMI to obtain an independent third-party audit. A supplier’s Compliance, Risk and Sustainability score is an input in the supplier performance scorecard.
•Measure the overall performance improvement of the supply chain by tracking supplier performance against selected metrics, including data quality and completeness and the percentage of reported smelters and refiners that are Conformant, with the goal of identifying areas for further improvement and further engagement with suppliers and the RMI.
Due Diligence Results
Survey Results
For the 2020 reporting year, Juniper received CMRTs from approximately 71% of the Surveyed Suppliers. We conducted outreach to request corrections to invalid data; however, approximately 2% of the Surveyed Suppliers did not correct the inaccuracies or gaps in their submitted CMRT. Accordingly, those CMRTs were treated as invalid submissions.
Smelters and Refiners Potentially in Juniper’s Supply Chain
Based on our RCOI and due diligence, we identified 333 known smelters and refiners of 3TG that may be in our supply chain in 2020. See Appendix A below for a list of these smelters and refiners, along with their conformance status. Appendix A does not include the names of entities received through our due diligence process that, as of May 17, 2021, were not listed on the RMI’s list of known smelters and refiners.
A summary of the known smelters and refiners for the 3TG that may be in our supply chain and their RMAP conformance status is provided below:

RMAP Status	Number of Smelters and Refiners	Approximate Percentage of Total
Conformant	237	71%
Active	24	7%
Not Enrolled	72	22%
Total Smelters and Refiners	333	100%
A summary of the approximate percentages of smelters and refiners by metal type that are conformant with RMAP is provided below:

Metal	Approximate Percentage of RMAP Conformant Smelters and Refiners
Gold	63%
Tantalum	100%
Tin	69%
Tungsten	83%
It may be the case that not all of the smelters and refiners listed in the CMRTs that we received processed necessary 3TG contained in Juniper’s in-scope products, since, as noted earlier in this Report, approximately 65% of the Surveyed Suppliers reported their CMRT at a “company level.” In addition, Surveyed Suppliers may have also reported smelters and refiners that were not in Juniper’s supply chain due to the over-inclusiveness of the information received from their suppliers or for other reasons. Finally, the smelters and refiners reflected in Appendix A may not include all of the smelters and refiners in Juniper’s supply chain, since approximately 25% of the Surveyed Suppliers indicated that they received information regarding their supply chains from less than 100% of their suppliers, and therefore the Surveyed Suppliers may not have identified all smelters and refiners in their supply chains, and because approximately 29% of the Surveyed Suppliers did not respond to Juniper’s inquiries.
As of the date of this Report and for the reporting period covered by this Report, we have not identified a supplier, smelter or refiner that we have reason to believe is sourcing 3TG contained in our in-scope products that is directly or indirectly financing or benefiting an armed group. However, given that we have received insufficient information with respect to certain smelters and refiners that may have processed 3TG in our products, we have not determined that any of our products are “DRC conflict-free.”
Country of Origin Information and Efforts to Determine Mine Location
The identified countries of origin of the 3TG processed by the Conformant smelters and refiners listed in the table in Appendix A may have included the countries in the categories listed below, as well as other countries. The listed countries of origin are derived from information made available by the RMI to its members on March 26, 2021. Except for the DRC, the RMI does not indicate individual countries of origin for the 3TG processed by Conformant smelters and refiners. Instead, the RMI indicates country of origin by category: L1, L2 and CC. The categories are based on sourcing risk, as indicated below.
L1—Countries that are not identified as conflict regions or plausible areas of smuggling or export of 3TG from the Covered Countries. Countries of origin include: Australia, Bolivia, Brazil, China, Colombia, Ethiopia, France, Ghana, Indonesia, Malaysia, Mongolia, Myanmar, Nigeria, Peru, Portugal, Russian Federation, Sierra Leone, Spain, Taiwan, Thailand, United Kingdom of Great Britain and Northern Ireland, United States of America, Uzbekistan and Venezuela.
L2—Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing 3TG. Countries of origin include: Mozambique and South Africa.
CC—The nine countries adjoining the DRC. Countries of origin include: Burundi, Rwanda, Tanzania, and Uganda.
Alternatively, or in addition, approximately 68% of the known smelters and refiners listed in the table in Appendix A did source or may have sourced from recycled or scrap sources.
Because the RMI generally does not indicate individual countries of origin of the 3TG processed by Conformant smelters and refiners, Juniper was not able to determine the countries of origin of the 3TG processed by the listed Conformant smelters and refiners with greater specificity. In addition, for some of the listed Conformant smelters and refiners, origin information is not disclosed by the RMI. Juniper did not determine the countries of origin of the 3TG processed by other smelters and refiners listed on Appendix A.
Juniper endeavored to determine the mine or location of origin of the necessary 3TG contained in its in-scope products by conducting a supply-chain survey with suppliers using the CMRT and through the information made available by the RMI to its members, as well as the other measures described in this Report.
Forward-Looking Statements
This Report, including the section entitled “Future Steps to Mitigate Risk,” contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding our business, products and 3TG compliance efforts, including steps we intend to take to mitigate the risk that the 3TG in our products benefits armed groups, and the industry’s 3TG-related compliance efforts. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “would,” “could,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. While forward-looking statements in this Report are based on reasonable expectations of our management at the time that they are made, you should not rely on them. Forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, the risk that information reported to us by our direct suppliers or industry information used by us may be inaccurate; the risk that smelters or refiners may not participate in the RMAP; political and regulatory developments, whether in the Covered Countries, the United States or elsewhere; the risk that industry organizations and initiatives, such as the RMI and the RMAP, may not be an effective source of external support in our conflict minerals compliance process; as well as risks discussed under the heading “Risk Factors” in our most recent Annual Report on 10-K or subsequent Quarterly Report on Form 10-Q and in other reports we file with the SEC. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

Appendix A
Smelters and Refiners List
The below table lists the smelters or refiners that were identified by the Surveyed Suppliers through their CMRTs and that are, as of May 17, 2021, listed on the RMI’s list of known smelters and refiners. This list includes the Metal, Standard Smelter Name, Smelter Facility Location, Smelter ID, and RMI Audit Status. As indicated in the Report to which this Appendix is attached, this list has been created based on Surveyed Supplier responses. It may be the case that not all of the smelters and refiners listed in CMRTs that we received have processed necessary 3TG contained in Juniper’s in-scope products, since approximately 65% of the Surveyed Suppliers reported their CMRT at a “company level.” In addition, this list may include reported smelters and refiners that were not in Juniper’s supply chain due to the over-inclusiveness of the information received from Surveyed Suppliers or for other reasons. In addition, the smelters and refiners listed below may not include all of the smelters and refiners in Juniper’s supply chain, since approximately 25% of the Surveyed Suppliers indicated that they received information regarding their supply chains from less than 100% of their suppliers and therefore the Surveyed Suppliers may not have identified all smelters or refiners in their supply chain, and because approximately 29% of Surveyed Suppliers did not respond to Juniper’s inquiries.

*	RMI Audit Status is as of May 17, 2021. For purposes of this table, “Conformant” denotes that the smelter or refiner participates in the RMAP and has been listed as “conformant” by the RMI, which includes those smelters and refiners described as “re-audit in progress,” and “Active” denotes that the smelter or refiner is a participant in the RMAP and has committed to undergo an RMAP assessment, has completed the relevant documents, and has scheduled the on-site assessment. “Not Enrolled” means that the smelter or refiner is listed on the Smelter Look-up tab of the CMRT but is not Conformant or Active. Smelter and refiner status reflected in this Appendix is based solely on information made publicly available by the RMI, without independent verification by Juniper.

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status*
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Conformant
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Conformant
Gold	Aurubis AG	GERMANY	CID000113	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Conformant
Gold	Boliden AB	SWEDEN	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Conformant
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189	Conformant
Gold	Chimet S.p.A.	ITALY	CID000233	Conformant
Gold	Chugai Mining	JAPAN	CID000264	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Conformant
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	Conformant
Gold	Dowa	JAPAN	CID000401	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425	Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Conformant
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Conformant
Gold	Japan Mint	JAPAN	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Conformant

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Conformant
Gold	Kazzinc	KAZAKHSTAN	CID000957	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Conformant
Gold	Materion	UNITED STATES OF AMERICA	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Conformant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Conformant
Gold	PAMP S.A.	SWITZERLAND	CID001352	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	CID001498	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Conformant
Gold	Royal Canadian Mint	CANADA	CID001534	Conformant
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	Conformant
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	Conformant
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Conformant
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516	Conformant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Conformant
Gold	T.C.A S.p.A	ITALY	CID002580	Conformant
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Conformant

Gold	Marsam Metals	BRAZIL	CID002606	Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Conformant
Gold	SAAMP	FRANCE	CID002761	Conformant
Gold	L'Orfebre S.A.	ANDORRA	CID002762	Conformant
Gold	8853 S.p.A.	ITALY	CID002763	Conformant
Gold	Italpreziosi	ITALY	CID002765	Conformant
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Conformant
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Conformant
Gold	Bangalore Refinery	INDIA	CID002863	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	Conformant
Gold	Safimet S.p.A	ITALY	CID002973	Conformant
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Active
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562	Active
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421	Active
Gold	Augmont Enterprises Private Limited	INDIA	CID003461	Active
Gold	Alexy Metals	UNITED STATES OF AMERICA	CID003500	Active
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	CID003557	Active
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Not enrolled
Gold	Caridad	MEXICO	CID000180	Not enrolled
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Not enrolled
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Not enrolled
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522	Not enrolled
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Not enrolled
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Not enrolled
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Not enrolled
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773	Not enrolled
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778	Not enrolled
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Not enrolled
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Not enrolled
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	Not enrolled
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Not enrolled
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Not enrolled
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Not enrolled
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Not enrolled
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546	Not enrolled
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562	Not enrolled
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Not enrolled
Gold	Super Dragon Technology Co., Ltd	TAIWAN, PROVINCE OF CHINA	CID001810	Not enrolled
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Not enrolled
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Not enrolled
Gold	Morris and Watson	NEW ZEALAND	CID002282	Not enrolled
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Not enrolled
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	Not enrolled
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525	Not enrolled
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527	Not enrolled
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Not enrolled
Gold	Sudan Gold Refinery	SUDAN	CID002567	Not enrolled
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584	Not enrolled
Gold	Tony Goetz NV	BELGIUM	CID002587	Not enrolled
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588	Not enrolled
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708	Not enrolled

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852	Not enrolled
Gold	Sai Refinery	INDIA	CID002853	Not enrolled
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Not enrolled
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865	Not enrolled
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	Not enrolled
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872	Not enrolled
Gold	JALAN & Company	INDIA	CID002893	Not enrolled
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	Not enrolled
Gold	African Gold Refinery	UGANDA	CID003185	Not enrolled
Gold	Gold Coast Refinery	GHANA	CID003186	Not enrolled
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	Not enrolled
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324	Not enrolled
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348	Not enrolled
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382	Not enrolled
Gold	Sovereign Metals	INDIA	CID003383	Not enrolled
Gold	Kundan Care Products Ltd.	INDIA	CID003463	Not enrolled
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	CID003487	Not enrolled
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	CID003488	Not enrolled
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	CID003489	Not enrolled
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID003490	Not enrolled
Gold	K.A. Rasmussen	NORWAY	CID003497	Not enrolled
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	CID003529	Not enrolled
Gold	Sellem Industries Ltd.	MAURITANIA	CID003540	Not enrolled
Gold	MD Overseas	INDIA	CID003548	Not enrolled
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Conformant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	Conformant
Tantalum	NPM Silmet AS	ESTONIA	CID001200	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Conformant
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Conformant

Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Conformant
Tantalum	PRG Dooel	NORTH MACEDONIA, REPUBLIC OF	CID002847	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Conformant
Tin	Alpha	UNITED STATES OF AMERICA	CID000292	Conformant
Tin	Dowa	JAPAN	CID000402	Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	Conformant
Tin	Fenix Metals	POLAND	CID000468	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	Conformant
Tin	Minsur	PERU	CID001182	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Conformant
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Conformant
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	Conformant
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Conformant
Tin	Thaisarco	THAILAND	CID001898	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Conformant
Tin	Yunnan Tin Company Limited	CHINA	CID002180	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Conformant
Tin	PT Rajehan Ariq	INDONESIA	CID002593	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	CID002773	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	CID002774	Conformant
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM	CID002834	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	Conformant
Tin	PT Bangka Serumpun	INDONESIA	CID003205	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379	Conformant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381	Conformant
Tin	Luna Smelter, Ltd.	RWANDA	CID003387	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397	Conformant

Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Active
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448	Active
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	CID001305	Active
Tin	PT Bukit Timah	INDONESIA	CID001428	Active
Tin	PT Timah Nusantara	INDONESIA	CID001486	Active
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Active
Tin	CV Ayi Jaya	INDONESIA	CID002570	Active
Tin	Super Ligas	BRAZIL	CID002756	Active
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Active
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	Active
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486	Active
Tin	CRM Synergies	SPAIN	CID003524	Active
Tin	VQB Mineral and Trading Group JSC	VIETNAM	CID002015	Not enrolled
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	CID002572	Not enrolled
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002573	Not enrolled
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002574	Not enrolled
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696	Not enrolled
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	CID002703	Not enrolled
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Not enrolled
Tin	Pongpipat Company Limited	MYANMAR	CID003208	Not enrolled
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356	Not enrolled
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409	Not enrolled
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410	Not enrolled
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449	Not enrolled
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	CID002502	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542	Conformant
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIETNAM	CID002543	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	Conformant
Tungsten	China Molybdenum Co., Ltd.	CHINA	CID002641	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Conformant

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845	Conformant
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388	Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408	Active
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416	Active
Tungsten	GEM Co., Ltd.	CHINA	CID003417	Active
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427	Active
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468	Active
Tungsten	Artek LLC	RUSSIAN FEDERATION	CID003553	Active
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281	Not enrolled
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Not enrolled